UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 1, 2014

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 1, 2014, ON Semiconductor Corporation (the “Company”) announced that its Board of Directors (“Board”) and a special committee of the Board established by the Board for the purpose of approving a share repurchase program and related matters, have authorized a new share repurchase program for up to an additional $1 billion (exclusive of any fees, commissions or other expenses related to such repurchases) of the Company’s common stock over 48 months from December 1, 2014, the date as of which such program was approved by the special committee (the “New Repurchase Program”). The New Repurchase Program is effective today, and the $300 million stock repurchase program announced in August of 2012 has been terminated.

The Company may repurchase its common stock under the New Repurchase Program from time to time in privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rules 10b5-1 and/or 10b-18 of the Securities Exchange Act of 1934, as amended, or by any combination of such methods or other methods. The timing, manner, price and amounts of repurchases will be determined at the Company’s discretion. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including the Company’s stock price, its strategic plans, market and economic conditions, and Board discretion. The New Repurchase Program does not require the Company to purchase any particular amount of common stock and may be suspended, modified or discontinued at any time. The Company intends to report on its repurchase activity, if any, in its quarterly and annual reports filed with the Securities and Exchange Commission.

The Company also announced that its Board and the special committee approved a capital allocation policy under which the Company intends to return approximately 80% of free cash flow less repayments of long-term debt to shareholders subject to a variety of factors, including the Company’s strategic plans, market and economic conditions, and Board discretion. Free cash flow means net cash provided by operating activities less purchases of property, plant and equipment of the Company and its consolidated subsidiaries.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

The below exhibit is furnished as part of this report.

Number	Description

99.1	News release for ON Semiconductor Corporation dated December 1, 2014 titled “ON Semiconductor Announces New Capital Allocation Policy; Board of Directors Approves $1 Billion Share Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: December 1, 2014	By:	/s/ KEITH JACKSON
Keith Jackson Chief Executive Officer and President

EXHIBIT INDEX

Number	Description

99.1	News release for ON Semiconductor Corporation dated December 1, 2014 titled “ON Semiconductor Announces New Capital Allocation Policy; Board of Directors Approves $1 Billion Share Repurchase Program.”